UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 1, 2009

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Del Mar Heights Rd., #555 Del Mar, CA 92014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 401-3984

Cellegy Pharmaceuticals, Inc.
128 Grandview Road
Boyertown, PA 19512

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information under Item 5.02 below concerning the grant of stock options to Richard C. Williams, Robert B. Rothermel and John Q. Adams, Sr., is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 12, 2008, Cellegy Pharmaceuticals, Inc., a Delaware corporation (“Cellegy,” the “Company” or the “Registrant,” and Cellegy before the effective time of the merger sometimes referred to as “Old Cellegy”), entered into an Agreement and Plan of Reorganization (the agreement, as amended, referred to as the “Merger Agreement”) with Adamis Pharmaceuticals Corporation (“Adamis” or “Old Adamis”), a Delaware corporation, and Cellegy Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Cellegy (“Merger Sub”), providing for the acquisition of Cellegy by Adamis.  The Merger Agreement provided that Merger Sub will merge with and into Adamis, with Adamis becoming a wholly-owned subsidiary of Cellegy and the surviving corporation in the merger (the “Merger”).

The stockholders of Old Cellegy and Old Adamis approved the transaction at a special meeting of Adamis stockholders held on March 23, 2009, and at an annual meeting of Old Cellegy’s stockholders held on March 23, 2009.

Effective as of April 1, 2009, Adamis and Cellegy completed the Merger transaction contemplated by the Merger Agreement.  In connection with the consummation of the Merger and pursuant to the terms of the Merger Agreement, the Company changed its name from Cellegy Pharmaceuticals, Inc. to Adamis Pharmaceuticals Corporation, and Old Adamis changed its corporate name to Adamis Corporation.

Pursuant to the terms of the Merger Agreement, immediately before the consummation of the Merger Old Cellegy effected a reverse stock split of its common stock.  Pursuant to this reverse stock split, each 9.929060333 shares of common stock of Old Cellegy that were issued and outstanding immediately before the effective time was converted into one share of common stock of the Company and any remaining fractional shares held by a stockholder (after the aggregating fractional shares) were rounded up to the nearest whole share (the “Reverse Split”).

As a result, the total number of shares of Old Cellegy that were outstanding immediately before the effective time of the Merger were converted into approximately 3,000,000 shares of post-reverse split shares of common stock of the Company.  Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of Adamis common stock that was issued and outstanding immediately before the effective time of the Merger ceased to be outstanding and was converted into the right to receive one share of common stock of the Company.  As a result, the Company expects to issue approximately 42,978,067 post-reverse split shares of common stock of the Company to persons who were holders of outstanding shares of common stock of Old Adamis before the effective time of the Merger.

In connection with the Merger, each outstanding stock option, warrant, convertible security and other right to purchase or acquire the capital stock of Adamis was assumed by the Company and became an option, warrant, convertible security or other right to purchase or acquire shares of common stock of the Company, with the number of shares and exercise prices proportionately adjusted based on the exchange ratio in the Merger.  Because the exchange ratio in the Merger is one-for-one, the exercise prices and numbers of shares covered by outstanding Adamis warrants that the Company assumed in the Merger remained the same after the Merger.  As a result, outstanding Adamis warrants to purchase 1,000,000 shares of Adamis common stock were assumed by the Company in the Merger and were converted into a warrant to purchase 1,000,000 shares of common stock of the Company.

The Cellegy common stock will continue to trade on a pre-reverse split basis under the current trading symbol “CLGY.OB” until trading on a post-reverse split basis under a new trading symbol is approved by the Financial Industry Regulatory Authority (FINRA) and is reflected on the OTC Bulletin Board.

Also in connection with the closing of the Merger, the Company amended its certificate of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 175,000,000 and the authorized number of shares of preferred stock from 5,000,000 to 10,000,000.

The Company’s stockholders also approved a new 2009 Equity Incentive Plan (the “Plan”), which became effective upon the closing of the Merger.  The Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, and other forms of equity compensation (collectively “stock awards”).  In addition, the Plan provides for the grant of performance cash awards.  The aggregate number of shares of common stock that may be issued initially pursuant to stock awards under the Plan is 7,000,000 shares.  The number of shares reserved of common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2010 through and including January 1, 2019, by the lesser of (a) 5.0% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year or (b) a lesser number of shares of common stock determined by our board of directors before the start of a calendar year for which an increase applies.  Additional information concerning the Plan is included in the Form S-4 registration statement filed by the Company with the Securities and Exchange Commission, registration no. 333-155322, and the joint proxy statement/prospectus included therein (the “Registration Statement” or the “Proxy Statement”), and is incorporated herein by reference.

Additional disclosure, including information regarding the Merger Agreement, the Merger, the Company and Adamis, and the other matters described above, is included in the Proxy Statement and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The description of the Reverse Split under Item 2.01 above is incorporated herein by reference.  After the effective time of the Reverse Split, record owners of shares of Old Cellegy will be notified in a letter of transmittal that the reverse stock split has been effected.  Record holders of pre-split shares may surrender their pre-split certificates in accordance with procedures to be described in the letter of transmittal, and will receive a notification and statement of ownership concerning the number of post-reverse split shares that they hold.  The transfer agent may hold post-reverse split shares in a Direct Registration System (DRS) electronic book-entry system account managed by the transfer agent.  Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares pursuant to procedures to be described in the letter of transmittal.  Stockholders should not destroy any stock certificates and should not submit any certificates unless and until requested to do so.

As a result of the completion of the Merger described in Item 2.01, holders of certificates representing shares of Adamis common stock will be asked to surrender their certificates representing such shares of Adamis common stock in order to receive the shares of the Company to which they are entitled as a result of the Merger.

Item 5.01.	Changes in Control of Registrant.

On April 1, 2009, as a result of the completion of the Merger described in Item 2.01, which description is incorporated by reference into this Item 5.01, the former Adamis stockholders, together with the holders of converted Adamis warrants, became entitled to receive shares of Company common stock, warrants and options representing in the aggregate approximately 93.6% of the outstanding shares of Company common stock immediately following the closing of the Merger.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

In accordance with the terms of the Merger Agreement, effective at the closing of the Merger, each of Tobi B. Klar, M.D. and Thomas M. Steinberg resigned as a director of the Company, Richard C. Williams resigned as interim Chief Executive Officer of the Company, and Robert J. Caso resigned as Chief Financial Officer of the Company.

Election of Directors

At the Cellegy annual meeting of stockholders held on March 23, 2009, the stockholders re-elected the five persons who were directors of Cellegy, Richard C. Williams, Toby B. Klar, M.D., John Q. Adamis, Sr., Robert B. Rothermel and Thomas M. Steinberg, to the Cellegy board of directors.  As contemplated by the Merger Agreement and disclosed in the Proxy Statement, at the closing of the Merger two Cellegy directors, Tobi B. Klar, M.D. and Thomas M. Steinberg, resigned, and three additional persons, Dennis J. Carlo, Ph.D., David J. Marguglio and Richard L. Aloi, each of whom was a director and officer of Adamis, were appointed as directors of the Company, to serve from and after consummation of the Merger until their respective successors are duly elected and qualified, or until the earlier of their death, resignation or removal.  Richard C. Williams, Robert B. Rothermel, and John Q. Adams, Sr., continued as directors of the Company.

Appointment of Certain Officers

Effective as of the closing of the Merger described in Item 2.01, the Company appointed new executive officers as follows, each of whom held the same position at Adamis.

Name	Age	Office(s)
Dennis J. Carlo, Ph.D.	65	President and Chief Executive Officer
Robert O. Hopkins	48	Chief Financial Officer and Secretary
David J. Marguglio	38	Vice President of Business Development and Investor Relations
Richard L. Aloi	54	President, Adamis Labs

Dennis J. Carlo, Ph.D.  Dr. Carlo has been Adamis’ President Chief Executive officer since October 2006. From 1982 to 1987, he served as Vice President of Research and Development and Therapeutic Manufacturing at Hybritech Inc., which was acquired by Eli Lilly & Co in 1985. After the sale to Lilly, Dr. Carlo, along with Dr. Jonas Salk, James Glavin and Kevin Kimberland, founded Immune Response Corporation, a public company, where he served as its President and Chief Executive Officer from 1994 to 2002. He served as president of Telos Pharmaceuticals, a private biotechnology company, from 2003 to 2006. Dr. Carlo has extensive experience in the development of vaccines and biologics. Early in his career, as Director of developmental and basic cellular immunology and Director of bacterial vaccines and immunology at Merck & Co., he oversaw research and product development for PNEUMOVAX (14-valent polysaccharide vaccine), MENINGOVAX A, MENINGOVAX C, MENINGOVAX A-C, and H. influenza type b, and also directed a multi-disciplinary task force whose goal was the development of novel adjuvants. At Hybritech, he managed a successful program to carry out research and development in the area of monoclonal antibody and cancer therapy. At Immune Response Corporation, he established a program for an AIDS therapeutic vaccine and led the product development in clinical trials. Dr. Carlo received a B.S. degree in microbiology from Ohio State University and has a Ph.D. in Immunology and Medical Microbiology from Ohio State University.

David J. Marguglio.  Mr. Marguglio has been Adamis’ Vice President of Business Development and Investor Relations since its inception in June 2006. From 1996 to 2006, he has held various positions of Vice President with Citigroup Global Markets, Smith Barney and Merrill Lynch. Before entering the financial industry, from 1994 to 1996, he founded and ran two different startup companies, the latter of which was eventually acquired by a Fortune 100 company.   From 1993 to 1994, he served as financial counsel for the commercial litigation division of a national law firm. Mr. Marguglio is a licensed securities representative, securities agent, and investment advisor. He received a degree in finance and business management from the Hankamer School of Business at Baylor University.

Robert O. Hopkins.  Mr. Hopkins joined Adamis in April 2007 and has been Vice President, Finance and Chief Financial Officer of Adamis since that time. From 2000 to 2004, he was an Executive Vice President and the Chief Financial Officer of Chatham Capital Corp. In that position he managed financial operations for a corporation that held several hospitals, an extensive life sciences operation and a number of other business units within its portfolio. Mr. Hopkins served as Chief Financial Officer of Veritel Corp from 1999 and 2000, a biometric software company. He has also served as Chief Operating Officer for Circle Trust Company from 2004 to 2005, during which time he was responsible for corporate reorganization after acquiring a troubled trust company. From 2005 until Mr. Hopkins joined Adamis in April 2007, he consulted for Acumen Enterprises providing analysis and business plans for the various projects with which the company was involved. From 1997 to 1999, Mr. Hopkins was Senior Vice President for Finance for the Mariner Post-Acute Network, Atlanta, Georgia. In this position he was responsible for financial management of a division consisting of 12 long-term, acute care hospitals. Among his previous medical-related experience, he has served as Assistant Administrator of Finance for Kindred Hospitals; President and Chief Executive Officer of Doctors Hospital of Hyde Park; and Vice President of Accounting for Cancer Treatment Centers of America. Mr. Hopkins received a B.S. degree in Finance from Indiana State University and an M.B.A. from Lake Forest Graduate School of Management.

Richard L. Aloi.  Mr. Aloi is President of Adamis Laboratories and a director of Adamis. He joined Adamis in connection with Adamis’ acquisition of Adamis Labs in April 2007. He founded Aero Pharmaceuticals in 1997 and served as its President from 1997 to 2007. He developed Aero into a distributor of allergen extracts and related products, and managed Aero’s transition to a specialty pharmaceutical provider. From 1979 to 1997, before founding Aero, Mr. Aloi was Director of Sales and Marketing at Center Laboratories (a division of E. Merck), a manufacturer of allergenic extracts and prescription respiratory products, including the market leading epinephrine auto-injector. At Center Laboratories, Mr. Aloi oversaw a 50-person marketing group which included over 35 field sales representatives. His earlier positions within Center Laboratories included Sales Representative, Regional Manager, and National Sales Manager. Mr. Aloi has served in leadership and advisory roles for industry groups, including the Allergen Product Manufacturers Association, the American College of Allergy Asthma & Immunology, and the American Academy of Allergy Asthma & Immunology. Mr. Aloi received a B.A. in Political Science from Boston College in 1976.

Compensatory Arrangements; Option Grants to Non-Employee Directors.

Under the provisions of the Plan relating to non-employee directors, each non-employee director who is a member of the board of directors on or effective as of the closing of the Merger, and any person who thereafter becomes a non-employee director, will automatically receive an initial grant of a nonstatutory option to purchase 50,000 shares of common stock upon such person’s election or appointment.  These initial grants will vest 50% on the grant date, with the balance vesting in equal monthly installments over a period of three years from the grant date.  In addition, any person who is a non-employee director immediately after the annual meeting of our stockholders automatically will be granted, on the annual meeting date, beginning with our first annual meeting of stockholders after the closing of the Merger, a nonstatutory option to purchase 25,000 shares of common stock, or the annual grant, subject to adjustment of the board of directors from time to time.  These annual grants will vest in equal monthly installments over three years from the grant date.  In the event of certain corporate transactions, including change in control transactions, the vesting of options held by non-employee directors whose service has not terminated generally will be accelerated in full, and if the director ceases to serve as a director as a result of the transaction, the director will have 12 months from the date of cessation of service within which to exercise the option.

Consistent with the foregoing provisions and as described in the Proxy Statement, Richard C. Williams, Robert B. Rothermel and John Q. Adams, Sr., who were directors of Old Cellegy and who continued as directors of the Company, each were granted a new non-employee director stock option to purchase 50,000 post-reverse split shares of common stock, effective immediately after the effective time of the Merger.  The exercise price of these options was equal to $0.60 per share, which was the closing price of the common stock on a pre-reverse split basis on the date of grant, multiplied by the ratio of the reverse stock split (and rounded up to the nearest cent).  The options vest and become exercisable as to 50% of the total shares subject to the option on the date of grant, with the balance vesting in equal monthly installments over a period of three years from the grant date, so long as the non-employee director continuously remains a director, consultant or employee of the company.   In addition, following the Merger, outside directors will be eligible to receive cash outside director fee compensation pursuant to the Company’s director compensation policies.

2009 Equity Incentive Plan

As described in Item 2.01 above, the Plan became effective as of the effective time of the Merger.  Directors, officers and employees of the Company are eligible to receive awards under the Plan.  The description of the Plan set forth in Item 2.01 above, and in the section of the Proxy Statement entitled “Cellegy Proposal 5: Approval of 2009 Equity Incentive Plan,” are incorporated herein by reference.  Copies the Plan and related forms were filed as exhibits to the Registration Statement and are incorporated by reference herein.  The foregoing description of the Plan does not purport to be complete and is qualified in their entirety by reference to the full text of the Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation and Bylaws

In connection with the completion of the Merger described in Item 2.01, the Company amended its certificate of incorporation to effectuate the reverse stock split described in Item 2.01, to change the Company’s name to Adamis Pharmaceuticals Corporation, and to increase the number of authorized shares of stock as described in Item 2.01.  A copy of the certificate of amendment to the Company’s amended and restated certificate of incorporation that was filed with the Delaware Secretary of State to implement the foregoing matters is filed as an exhibit to this Report, and a copy of the current amended and restated certificate of incorporation of the Company is filed as an exhibit to this Report and is incorporated by reference herein.

Effective immediately following the closing of the Merger described in Item 2.01, the Company’s bylaws were amended and restated.  A copy the Company’s bylaws was filed as an exhibit to the Registration Statement and is hereby incorporated by reference herein.  The description of provisions of the Bylaws that was contained in the Proxy Statement under the heading “Comparison of Rights of Holders of Cellegy Stock and Adamis Stock” is incorporated herein by reference.

Change in Fiscal Year

Adamis was the accounting acquirer in the reverse merger transaction, and as a result, after the effective time of the Merger the financial statements of the Registrant will be the financial statements of Adamis.  Adamis’ fiscal year ends on March 31, and accordingly the fiscal year-end of the Company will end on March 31.

In connection with the closing of the Merger and the new fiscal year-end, the Registrant anticipates that the following reports will be filed:  (i) an annual report on Form 10-K for Cellegy’s year ended December 31, 2008; (ii) a quarterly report on Form 10-Q for Cellegy’s first fiscal quarter ended March 31, 2009; (iii) an amendment to this Report Form 8-K, to be filed within the time periods permitted by applicable rules, including the historical financial statements of Adamis and the pro forma information that are required by applicable rules, and (iv) within the time period permitted by applicable rules, a current report on Form 8-K that will include audited Adamis financial statements for Adamis’ fiscal year ended March 31, 2009 and 2008.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of Adamis required by this Item have not been filed on this initial Report on Form 8-K but will be filed within the time periods permitted by applicable rules relating to this Report.

(b) Pro Forma Financial Information

The pro forma financial statements required by this Item have not been filed on this initial Report on Form 8-K but will be filed by amendment within the time periods permitted by applicable rules relating to this Report.

(c) Exhibits

The exhibits required to be filed as a part of this Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: April 2, 2009	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Reorganization dated as of February 12, 2008, by and among Cellegy, Cellegy Holdings, Inc.and Adamis Pharmaceuticals Corporation (the “Merger Agreement”). (Incorporated by reference to Exhibit 2.1 to the Company’s Report on Form 8-K filed with the SEC on February 13, 2008.)

2.2	Agreement dated November 11, 2008 between the Company and Adamis amending the Merger Agreement. (Incorporated by reference to the Exhibit 2.1 to the Company’s Report on Form 8-K filed with the SEC on November 13, 2008.)

2.3
Agreement dated January 8, 2009, between the Company and Adamis amending the Merger Agreement. (Incorporated by reference to Exhibit 2.1 to the Company’s Report on Form 8-K filed with the SEC on January 8, 2009.)

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Certificate of Incorporation of the Registrant.

3.3	Bylaws of the Company. (Incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4/A filed with the SEC on January 12, 2009.)

4.1	Specimen stock certificate for common stock.

10.1	Adamis Pharmaceuticals Corporation 2009 Equity Incentive Plan.

10.2	Form of Non-Employee Director Initial Grant Option Agreement.